Exhibit 10.77

FORBEARANCE AGREEMENT AND

SECOND AMENDMENT OF LOAN AGREEMENT

THIS FORBEARANCE AGREEMENT AND SECOND AMENDMENT OF LOAN AGREEMENT (the “Forbearance Agreement”), is made as of the 27th day of January, 2009 (“Forbearance Effective Date”) by and among COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company (“Borrower”) and COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Comstock” or “Guarantor”) (Borrower and Comstock are referred to herein collectively as “Obligors”), and GUGGENHEIM CORPORATE FUNDING, LLC, having an address at 135 East 57th Street, New York, New York, 10022 (“Administrative Agent”), for the benefit of the several banks and other financial institutions or entities from time-to-time parties to the Loan Agreement, defined below (the “Lenders” and together with the Administrative Agent, the “Beneficiary”).

RECITALS

WHEREAS, Borrower, Guarantor, the Administrative Agent and the Lenders entered into a Loan Agreement dated February 22, 2007 as amended by that certain First Amendment of Loan Documents dated April 10, 2007 (collectively the “Loan Agreement”), pursuant to which the Lenders agreed to and did make loans to the Borrower in the aggregate principal amount of $28,000,000.00 (the “Loans”) for the purposes stated in the Loan Agreement. The Loans are now secured by, among other things, (1) an Amended and Restated Deed of Trust With Absolute Assignment Of Leases And Rents, Security Agreement and Fixture Filing executed by Borrower, as Grantor, in favor of the Administrative Agent and Lenders, as Beneficiaries (the “Deed of Trust”); (2) an Environmental Indemnity Agreement executed by Borrower and Guarantor (the “Environmental Indemnity Agreement”); (3) the Limited Guaranty executed by the Guarantor (the “Guaranty”); (4) the Completion Guaranty executed by the Guarantor (the “Completion Guaranty”); (5) the Pledge Agreement executed by the Guarantor (the “Pledge”); and (6) the Collateral Assignment of Developer’s Rights executed by the Borrower (the “Collateral Assignment”), each dated February 22, 2007 unless otherwise indicated (collectively the “Loan Documents”); and

WHEREAS, a number of defaults have occurred under the Loan Documents including the failure by Borrower to make payment in full of amounts due and owing under the Loan Documents, and Borrower has requested that the Administrative Agent forebear from collection of the Loans, and make certain modifications to the terms and provisions of the Loans and the Loan Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to forebear from exercising their rights and remedies under the Loan Agreement with respect to the Existing Defaults (defined below), and to make certain modifications to the terms and provisions of the Loans and the Loan Agreement in accordance with the provisions of this Forbearance Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

1. Recitals. All of the foregoing recitals are hereby incorporated into this Forbearance Agreement. Capitalized terms that are not otherwise defined in this Forbearance Agreement shall have the same meanings herein as ascribed to such terms in the Loan Agreement.

2. Acknowledgment of Loan Balances and Default.

a) Borrower and Guarantor each acknowledge that they are in default under the Loan Documents, such Events of Default being specified in the letters to Borrower and Guarantor attached hereto as Exhibit A (“Existing Defaults”) and the Administrative Agent and the Lenders have the right to exercise all remedies set out in the Loan Documents and available at law and in equity, including but not limited to foreclosing on the Units and the Property. Borrower and Guarantor hereby represent, warrant, agree and acknowledge that the outstanding balances on the Loans as of January 27, 2009 are as follows:

Tranche A Term Loan:
Principal	$0.00
Interest	0.00

Total	$0.00
Tranche B Term Loan:
Principal	$13,593,605.00
Interest	424,915.32
Quarterly Admin. Fee	10,000.00

Total	$14,028,520.32

b) Borrower and Guarantor each hereby reaffirm to the Administrative Agent and the Lenders (i) the validity and enforceability of the Loan Agreement and the other Loan Documents as modified herein; (ii) that the signature of Borrower and Guarantor upon the Loan Agreement and the Loan Documents were authorized and are genuine; and (iii) neither the Borrower nor the Guarantor has any knowledge of any offsets or defenses to the enforceability of the Loan Agreement and the other Loan Documents.

c) The parties hereto acknowledge that the interest and the Quarterly Admin. Fee due and owing through January 27, 2009 on the Tranche B Term Loan are to be added to the principal balance due on the Tranche B Term Loan resulting in a principal balance due on the Tranche B Term Loan of $14,028,520.32.

3. Payment of Past Due Amounts.

Simultaneously with the execution of this Forbearance Agreement by Borrower and Guarantor, Borrower agrees to pay, and shall pay, the following amounts:

a)	All real estate taxes presently due and owing relating to the Property and Units, including all past due taxes, penalties and interest, in the amount of $324,643.21; and

b)	All condominium association assessments due and owing for the Units through January 31, 2009, in the amount of $479,572.81; and

c)	To the Administrative Agent the following amounts:

(i)	$15,000.00 to reimburse the Administrative Agent for expenses incurred in connection with the review and audit of books and records of the Borrower by Alvarez and Marsal; and

(ii)	$45,000.00 to reimburse the Administrative Agent for attorney’s fees and costs incurred in connection with the Loans, the defaults by the Borrower and Guarantor, the Lawsuit (as defined in Section 9 of this Forbearance Agreement) and the negotiation, preparation and implementation of this Forbearance Agreement

Borrower shall provide the Administrative Agent with proof of payment of the amounts required to be paid pursuant to Sections 3(a) and 3(b) above no later than the Forbearance Effective Date.

4. Borrower’s Calculation of NOI, Interest Reserve Account, and Proof of Insurance.

a) On or before the Forbearance Effective Date, Borrower shall deliver to the Administrative Agent (i) Borrower’s calculation of NOI, as required by Section 5.1 of the Loan Agreement, for the months of October, November and December, 2008, (ii) Borrower’s balance sheet for December, 2008 (in a form reasonably acceptable to Administrative Agent) (“Borrower’s December Balance Sheet”), and (iii) a rent roll for the Property for January, 2009 (in a form reasonably acceptable to Administrative Agent). From and after the Forbearance Effective Date, Borrower shall strictly comply with the requirements of Section 5.1 of the Loan Agreement, as modified herein.

b) Borrower and Administrative Agent hereby acknowledge that at Closing, Borrower deposited into the Interest Reserve Account established pursuant to Section 5.1 of the Loan Agreement the amount of Two Million Five Hundred Thousand Dollars and No Cents ($2,500,000.00). Borrower and Guarantor acknowledge that the Administrative Agent had the right to and did set-off against the Interest Reserve Account and applied the funds in the Interest Reserve Account against interest and principal amounts owed on the Loans and that as of the Forbearance Effective Date there are no funds on deposit in the Interest Reserve Account.

c) Simultaneously with the execution of the Forbearance Agreement, Borrower shall pay to Administrative Agent the positive difference, if any, between (i) the net cash reflected on Borrower’s December Balance Sheet, and (ii) the sum of (A) $25,000, plus (B) the amount used to pay the items set forth in Section 3 of this Forbearance Agreement, plus (C) a $75,000 partial reimbursement to Guarantor of expenses paid by Guarantor on behalf of the Borrower in accordance with the Loan Documents. Any amount paid to Administrative Agent pursuant to this Section 4(c) shall be applied to the outstanding principal balance of the Tranche B Term Loans.

d) On or before the Forbearance Effective Date, Borrower shall deliver to Administrative Agent proof of Insurance in compliance with Section 6.8 of the Loan Agreement.

5. Modification of Loan Agreement.

Provided that Borrower timely satisfies all of the terms, conditions and requirements set forth above in this Forbearance Agreement, the Loan Agreement from and after the Forbearance Effective Date is hereby modified as follows:

a)	Section 6.8.1(c) of the Loan Agreement is amended to reduce all insurance limits and sublimits to Two Million Dollars ($2,000,000) in the annual aggregate and One Million Dollars ($1,000,000) per occurrence.

b)	Section 7.4 of the Loan Agreement is amended to read as follows:

Sale Activity. Borrower shall use all commercially reasonable efforts to market and sell all Units in the Project for a Unit selling price sufficient to satisfy the requirements of Section 6.7(i) and Section 7.7(b). Borrower shall provide Administrative Agent by the tenth (10th) day of each month with a Sales Report certified by the Borrower for the preceding month. Within ten (10) days after written request from Administrative Agent, Borrower shall also provide Administrative Agent with any information reasonably requested by Administrative Agent or Lenders regarding sales activity at the Project.

c)	Section 7.5 of the Loan Agreement and Exhibit E of the Loan Agreement are deleted.

d)	Section 7.1(c) of the Loan Agreement is deleted.

e)	Section 6.7(i) of the Loan Agreement entitled “Unit Selling Price” is amended to read as follows:

Unit Selling Price. From and after the Forbearance Effective Date, Units shall be sold for no less than a minimum unit selling price set by the Borrower necessary to satisfy the payment requirements to the Administrative Agent set forth in Section 7.7(b), unless otherwise approved by the Administrative Agent, in writing.

f)	Section 7.1(f) of the Loan Agreement is deleted.

g)	The first sentence of Section 7.7(a) of the Loan Agreement is amended to read as follows:

Condominium Closings. No less than three (3) Business Days prior to the closing of each Residential Unit or Parking Unit pursuant to an Approved Condominium Contract, Borrower shall deliver notice to Administrative Agent (a “Closing Notice”) which Closing Notice shall: (i) specifically identify the Residential Unit(s) and Parking Units to be conveyed; (ii) state the purchase price to be paid therefore, specifically identifying the portion thereof applicable to the Residential Unit, Upgrades, if any, and the Parking Units, if any; and (iii) be accompanied by the form of the partial release to be executed by the Administrative Agent on behalf of the Lenders in order to release its security interest under the Deed of Trust in the applicable Residential Unit and/or Parking Units to be sold and containing a description of the applicable Residential Unit and/or Parking Units to be released, which partial release shall be prepared by Borrower at Borrower’s sole cost and expense (“Unit Releases”).

h)	Section 7.7(b) of the Loan Agreement is amended to read as follows:

Release of Units. Upon receipt of a Closing Notice and satisfaction of all conditions precedent set forth in Section 7.7(a) and this Section 7.7(b), and upon the confirmation of the closing of a Residential Unit and/or Parking Units pursuant to an Approved Condominium Contract (such confirmation to be satisfied through the delivery of a fully executed HUD-1 from the settlement agent coordinating the closing, and written confirmation from the settlement agent coordinating the closing of such agent’s receipt of immediately available funds sufficient to fully fund the closing in accordance with the fully executed HUD-1 for the closing), Administrative Agent shall authorize in writing recordation of the deed transferring title to the Unit pursuant to the Approved Condominium Contract and agrees to release the applicable Residential Unit, Parking Units and its appurtenant undivided interest in the common elements from the lien of the Deed of Trust and the other Loan Documents upon receipt of the Unit Release Payment for each Unit so sold. As used herein, “Unit Release Payment” means 90% of the Net Sales Price for such Residential Unit and its Parking Units, but in no event not less than $135,000, other than with the prior written consent of the Administrative Agent. Borrower shall cause the Title Insurer, as escrowee, to pay the proceeds of sale in an amount of not less than the Unit Release Payment directly to Administrative Agent by wire-transfer of immediately available funds. The proceeds of sale shall be applied to the outstanding principal balance of the Tranche B Term Loans.

i)	Exhibit F of the Loan Agreement is replaced with Exhibit F attached to this Forbearance Agreement.

j)	Section 6.7(j) of the Loan Agreement is amended to read as follows:

Number of Units Sold. (i) From and after the Forbearance Effective Date and continuing through December, 2010, prior to the end of each calendar quarter that all or any part of the Loans are outstanding, Borrower, on an ongoing cumulative basis, shall have closed on the Minimum Unit Settlements as set forth below:

Q1 2009: 0

Q2 2009: 0

Q3 2009: 1

Q4 2009: 6

Q1 2010: 8

Q2 2010: 10

Q3 2010: 16

Q4 2010: 24

Borrower’s failure to close on the required Minimum Unit Settlements by the end of any of the above referenced calendar quarters shall be an Event of Default under this Agreement unless, (a) within twenty-five (25) days of the end of such calendar quarter, the Borrower provides Administrative Agent with written notice that it will either: (i) affect a Unit Deficiency Reduction Payment as defined in Section 6.7(j)(ii) below, or (ii) affect a

Deed-in-Lieu Cure as defined in Section 6.7(j)(iii) below, and in such notice specify which option has been chosen by Borrower, and (b) if such notice is timely delivered, the Borrower delivers the Unit Deficiency Reduction Payment or the Cure Deed (together with all applicable recording costs for the Cure Deed and all affidavits and documents reasonably required for the Administrative Agent to obtain owner’s title insurance for the conveyed Units), as the case may be, to Administrative Agent within thirty (30) days of the end of such calendar quarter.

(ii) A “Unit Deficiency Reduction Payment” occurs when the Borrower makes a release payment to the Administrative Agent for the number of Residential Units representing the difference between the Minimum Unit Settlements required for such calendar quarter under Section 6.7(j)(i) herein and the actual cumulative number of Residential Units closed by the end of such calendar quarter. The Residential Units shall be released under this provision in accordance with the order and priority set forth in Section 6.7(j)(iii) until sufficient Residential Units have been released to satisfy the Event of Default. Each Unit Deficiency Reduction Payment will be an amount equal to the then Average Debt Per Unit multiplied by the following in accordance with the applicable Residential Unit type:

Unit Type	Multiple
Penderbrook	1.40x
McLean	1.30x
Fairfax	1.20x
Clifton	1.10x

Upon receipt of the Unit Deficiency Reduction Payment, Administrative Agent will release such Residential Units from the lien of the Deed of Trust. Residential Units released through a Unit Deficiency Reduction Payment shall be deemed closed Units for the purpose of: (i) satisfying the Minimum Unit Settlement requirements set forth in Section 6.7(j)(i); (ii) extending the Maturity Date in accordance with Section 2.2(f)(ii); and (iii) calculating and re-computing PIK Interest in accordance with Section 2.6(g).

(iii) A “Deed-in-Lieu Cure” occurs when the Borrower delivers to the Administrative Agent a deed in the form attached hereto as Exhibit F (“Cure Deed”) for a total number of Residential Units (and their corresponding Parking Units and appurtenant undivided interest in the common elements) representing the difference between the Minimum Unit Settlements required for such calendar quarter under Section 6.7(j)(i)

herein and the actual cumulative Residential Units closed by the end of such calendar quarter. The Residential Units shall be conveyed “as-is” and alternating between unrenovated and renovated Residential Units in the following order: (A) unrenovated, vacant and not leased, (B) renovated, vacant and not leased, and once all Residential Units falling into categories (A) and (B) have been conveyed, then (C) unrenovated, leased, and (D) renovated, leased; all in accordance with the following sentence. Residential Units shall be conveyed on a rotating basis in the following order, subject to the renovation status and availability of each Residential Unit as provided in this Section 6.7(j)(iii) above: (w) Penderbrook, (x) McLean, (y) Fairfax, and (z) Clifton. For each Residential Unit conveyed pursuant to this Section 6.7(j)(iii), the Loan balance will be reduced by an amount equal to the then Average Debt Per Unit conveyed, multiplied by the following in accordance with the applicable Residential Unit type:

Unit Type	Multiple
Penderbrook	1.22x
McLean	1.05x
Fairfax	0.94x
Clifton	0.78x

(iv) Residential Units conveyed to Lender by Cure Deed pursuant to Section 6.7(j)(iii) shall not be considered closed Units for purposes of (a) satisfying the requirements for extending the Maturity Date in accordance with Section 2.2(f)(ii); and (b) calculating and re-computing PIK Interest in accordance with Section 2.6(g).

(v) In no event shall the Borrower convey to Administrative Agent pursuant to the provisions of Section 6.7(j)(iii) more than that number of Residential Units required to satisfy the Event of Default.

k)	Section 2.6(b) of the Loan Agreement is amended to read as follows:

Interest (“Interest”) shall accrue and be payable in cash on the outstanding principal balance of each of the Tranche B Term Loans at the rate (the “Tranche B Term Loan Interest Rate”) from time to time which is equal to the Index Rate (as defined in Section 2.6(c)) then in effect plus 200 basis points.

l)	The following is added to Section 2.6 of the Loan Agreement:

(g) (i) Commencing on the Forbearance Effective Date, additional paid in kind interest (“PIK Interest”) shall accrue on a monthly basis on the Loans. The PIK Interest rate charged shall depend upon the cumulative number of Residential Units closed as of the last day of the previous calendar quarter according to the following schedules:

Schedule A: For Calendar Year 2009:

Cumulative Residential Units Closed	PIK Interest Rate (basis points per annum)
0-9	1200
10	700
11	650
12	600
13	550
14	500
15	450
16	400
17	350
18	300
19	250
20 or more	200

Schedule B: For Calendar Year 2010:

Cumulative Residential Units Closed	PIK Interest Rate (basis points per annum)
0-15	1200
16	700
17	650
18	600
19	550
20	500
21	450
22	400
23	350
24	300
25	250
26 or more	200

Schedule C: For the Calendar Year 2011:

From January 1, 2011 through the Maturity Date the PIK Interest Rate (basis points per annum) shall be determined based on the rate in effect on Schedule B herein as of December 31, 2010.

Notwithstanding the above schedules to the contrary, PIK Interest commencing on the Forbearance Effective Date through March 31, 2009 and PIK Interest commencing on January 1, 2010 through March 31, 2010 shall accrue at the rate of 1200 basis points per annum (12.0%), subject to adjustment as provided in Section 2.6(g)(ii). Otherwise, PIK Interest shall accrue at the rates set forth in the above schedules based on the cumulative number of Residential Units closed as of the last day of the previous calendar quarter. PIK Interest shall accrue and be added to the principal amounts owing on the Loans at the end of each month.

(ii) On each of December 31, 2009 and December 31, 2010, PIK Interest charged for the preceding twelve (12) month period shall be recomputed based upon the rates shown on the schedules in Section 2.6(g)(i) corresponding to the cumulative Residential Units closed during the preceding twelve (12) month period, and the principal balance due on the Loans shall be adjusted to take into account this recomputation. By way of example, the PIK Interest rate for Q1 2009 is 1200. If there are five (5) Residential Units closed during Q1 2009, based upon the number of Units closed, PIK Interest for Q2 2009 will accrue at a rate of 1200 basis points. If there are then eight (8) additional Residential Units closed during Q2 2009, based upon the cumulative number of Residential Units closed for Q1 2009 and Q2 2009 (which is 13), PIK Interest for Q3 2009 will accrue at a rate of 550 basis points. If two (2) additional Residential Units closed during Q3 2009, based upon the cumulative number of Residential Units closed for Q1 2009, Q2 2009 and Q3 2009 (which is 15), PIK Interest for Q4 2009 will accrue at a rate of 450 basis points. If two (2) additional Residential Units closed during Q4 2009, based upon the cumulative number of Residential Units closed for the calendar year 2009 (which is 17), PIK Interest for the entire calendar year 2009 is recomputed based upon a rate of 350 basis points, and the amount of PIK Interest for the calendar year 2009 added to the principal balance of the Loans would be adjusted accordingly. The PIK Interest for Q1 2010 would then begin to accrue at a rate of 1200 basis points.

(iii) If the Loans are refinanced or paid in full prior to the Maturity Date, PIK Interest charged for the calendar year in which the Loans are refinanced or paid in full (“Payoff Year”) shall be at a rate of 200 basis points, retroactive to January 1 of the Payoff Year.

m)	Section 2.6(e) of the Loan Agreement is amended to read as follows:

Interest accruing through and including the last day of each calendar month (exclusive of PIK Interest) shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(d) shall be payable from time-to-time on demand.

n)	Section 5.1 of the Loan Agreement is amended to read as follows:

On the fifteenth day of each calendar month, beginning February 15, 2009, Borrower shall submit to Administrative Agent Borrower’s calculation of NOI for the preceding month, a balance sheet for Borrower in form acceptable to Administrative Agent for the preceding month, and a rent roll for the Project in form acceptable to Administrative Agent for the current month. Borrower shall have the right to retain NOI not to exceed $100,000 in each calendar year. All NOI in excess of $100,000 in each calendar year shall be paid to the Administrative Agent on each Interest Payment Date and applied to the outstanding principal balance of the Tranche B Term Loans.

o)	The following shall be added to Section 2.2 of the Loan Agreement:

(f) (i) For purposes of this Agreement, the term “Maturity Date” shall mean March 6, 2011 (“Modified Maturity Date”), subject to the provisions of Section 2.2(f)(ii).

(ii) The Borrower shall be entitled to extend the Modified Maturity Date (such date being an “Extended Maturity Date”) or the current Extended Maturity Date based on the cumulative number of Residential Units closed between the Forbearance Effective Date and the date which is fourteen (14) calendar days prior to the Modified Maturity Date or then current Extended Maturity Date (“Sales Period”) as follows:

Number of Residential Units Closed	Extended Maturity Date
45	July 6, 2011
51	September 6, 2011
57	November 6, 2011
63	January 6, 2012
69 or more	March 6, 2012

(iii) If the Modified Maturity Date is extended, the “Maturity Date” shall mean the then current Extended Maturity Date.

(iv) In the event Borrower has not closed on the number of Residential Units required in Section 2.2(f)(ii) during the Sales Period to qualify for an Extended Maturity Date, Borrower (or Borrower’s affiliate acting for the Borrower) shall have the option of extending the Modified Maturity Date or the then current Extended Maturity Date by making a release payment for the number of Residential Units representing the difference between the number of Residential Units required to be closed under Section 2.2.(f)(ii) to qualify for an Extended Maturity Date and the actual number of Residential Units closed during the Sales Period (“Borrower Release Payment Option”). Residential Units shall be released under this provision in accordance with the order and priority set forth in Section 7.6(j)(iii) until sufficient Residential Units have been released to meet the required number of Residential Units closed to qualify for an Extended Maturity Date. Each Residential Unit release payment will be an amount equal to then outstanding Average Debt Per Unit multiplied by the following in accordance with the applicable Residential Unit type:

Unit Type	Multiple
Penderbrook	1.40x
McLean	1.30x
Fairfax	1.20x
Clifton	1.10x

Borrower shall provide Administrative Agent with written notice no later than fourteen (14) calendar days prior to the Modified Maturity Date or then current Extended Maturity Date that it will be exercising the Borrower Release Payment Option. If Borrower timely exercises the Borrower Release Payment Option, payment for the Residential Units (calculated in accordance with this Section 2.2(f)(iv)) (“Borrower Release Payment”) shall be delivered to Administrative Agent no later than the Modified Maturity Date or the then current Extended Maturity Date. Upon receipt of the Borrower Release Payment, Administrative Agent will release such Residential Units from the lien of the Deed of Trust. Residential Units released pursuant to a Borrower Release Payment Option will be counted toward the calculation of the number of Residential Units required to be closed under Section 2.2(f)(ii) with respect to qualifying for additional Extended Maturity Dates.

(v) If Borrower shall not have closed on the number of Residential Units required in Section 2.2(f)(ii) to qualify for an extension of the Modified Maturity Date or the then current Extended Maturity Date during the Sales Period, and (A) does not exercise the Borrower Release Payment Option set forth in Section 2.2(f)(iv), or (B) does not refinance or pay the Loans in full by the Modified Maturity Date or the then current Extended Maturity Date, such shall be an Event of Default and Administrative Agent and the Lenders may exercise any or all of the remedies set forth in Article X of the Agreement. If Borrower does not refinance or pay the Loans in full by any final Extended Maturity Date, such shall be an Event of Default and Administrative Agent and Lenders may exercise any or all of the remedies set forth in Article X of the Agreement.

p)	Section 5.2 of the Loan Agreement is amended to read as follows:

Deposits for Real Estate Taxes, HOA Fees and Insurance Premiums. (a) At the election of Administrative Agent, Administrative Agent shall establish a Tax, HOA and Insurance Reserve Account with a bank or financial institution selected by Administrative Agent, and Borrower shall on the Interest Payment Date deposit with Administrative Agent an amount equal to (i) one-twelfth (1/12) of 100% of the annual Real Estate Taxes next to become due upon the Property for the payment of Real Estate Taxes when due, (b) one-twelfth (1/12) of 100% of the HOA Fees next to become due upon the Property for the payment of HOA Fees when due, and (c) one-twelfth (1/12) of the Insurance Premiums that Administrative Agent estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Insurance Policies upon the expiration thereof or such higher amount necessary to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Insurance Policies, which payments shall be deposited by Administrative Agent into the Tax, HOA and Insurance Reserve Account; provided that in the case of the first such deposit there shall be deposited by Borrower, in addition, an amount which, when added to the aggregate amount of monthly sums next payable under this Section 5.2, will result in a sufficient reserve to pay the Real Estate Taxes, HOA Fees and Insurance Premiums next becoming due one month prior to the date when such Real Estate Taxes, HOA Fees and Insurance Premiums are, in fact, due and payable. If Administrative Agent determines at any time that the monthly payments are not adequate to fund the next installment of Real Estate

Taxes, HOA Fees and Insurance Premiums due, Borrower shall make an additional deposit in an amount equal to the expected deficiency. The amount of the deposits described in this Section 5.2(a) (herein generally called “Tax, HOA and Insurance Reserve Funds”) shall be based upon Administrative Agent’s reasonable estimate as to the amount of Real Estate Taxes, HOA Fees and Insurance Premiums next to be payable. Failure of Borrower to make the monthly deposits required by this Section 5.2 shall constitute an Event of Default.

(b) It shall be the responsibility of Borrower to furnish Administrative Agent with the bills for the Real Estate Taxes, HOA Fees and Insurance Premiums not later than the date that is thirty (30) days (or such later date if Borrower does not receive the bills from the billing party by such date) prior to the date on which the same are due and payable without penalty or premium of any kind. If the total Tax, HOA and Insurance Reserve Funds on hand shall not be sufficient to pay all of the Real Estate Taxes, HOA Fees and Insurance Premiums when the same shall become due, then Borrower shall deliver to Administrative Agent at the time of the submission of the bills to Administrative Agent as described above an amount equal to the deficiency. If the total of such Tax, HOA and Insurance Reserve Funds exceeds the amount required to pay the Real Estate Taxes, HOA Fees and Insurance Premiums, such excess shall be credited against subsequent payments to be made for such deposits.

(c) Provided Administrative Agent has required Borrower to deposit funds into the Tax, HOA and Interest Reserve Account for the payment of Real Estate Taxes, HOA Fees and Insurance Premiums, and provided Borrower complies with the provisions of Sections 5.2(a) and (b), Administrative Agent shall timely submit payment to the proper entities for the amount of Real Estate Taxes, HOA Fees or Insurance Premiums for which such funds were escrowed. If Borrower has complied with the provisions of Sections 5.2(a) and (b) and Administrative Agent fails to timely pay the Real Estate Taxes, HOA Fees or Insurance Premiums, Administrative Agent shall be solely responsible for payment of all applicable late fees and costs associated with the late payment of the Real Estate Taxes, HOA Fees and Insurance Premiums. If Borrower fails to comply with the provisions of Sections 5.2(a) and (b), Administrative Agent shall have no obligation to submit payment for the Real Estate Taxes, HOA Fees and Insurance Premiums to the proper entities.

(d) Administrative Agent hereby elects, and Borrower and Guarantor hereby acknowledge such election, to establish as of the Forbearance Effective Date the Tax, HOA and Insurance Reserve Account pursuant to Section 5.2(a) and Borrower shall make payments into the Tax, HOA and

Insurance Reserve Account only for Real Estate Taxes and HOA Fees in accordance with Section 5.2(a) beginning on February 15, 2009. Administrative Agent further agrees it shall not elect to collect Insurance Premiums so long as it is provided with a current certificate of insurance evidencing the coverage set forth in Section 6.8.1.

q)	All references in Section 5.3 to the “Tax and Insurance Reserve Account” shall be replaced with “Tax, HOA and Interest Reserve Account”.

r)	Section 9.1(f) of the Loan Agreement is amended to read as follows:

Bankruptcy, Insolvency, etc. Borrower shall: (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or a substantial part of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Administrative Agent is hereby expressly authorized to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights and the rights of Lenders under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any of Borrower, and, if any such case or proceeding is not commenced by Borrower, such case or proceeding shall be consented to or acquiesced in by Borrower, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Administrative Agent is hereby expressly authorized to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights and the rights of the Lenders under the Loan Documents; or (v) take any corporate, partnership, trust or other similar action authorizing or in furtherance of any of the foregoing;

s)	Section 9.1(g) of the Loan Agreement is amended to read as follows:

Attachment. There is an attachment, execution or other judicial seizure of any portion of Borrower’s assets or any assets of Guarantor pledged pursuant to the Pledge Agreement, and such seizure is not discharged within thirty (30) days of such attachment, execution or other judicial seizure, as the case may be;

t)	Section 9.1(o) of the Loan Agreement is deleted.

u)	Section 9.1(p) of the Loan Agreement is amended to read as follows:

Judgments. Any judgment or judicial decree (collectively “Adverse Judgment”) for the payment of money in excess of $75,000.00 not otherwise covered by insurance (with deductibles not to exceed $75,000) shall be rendered against Borrower unless such Adverse Judgment is bonded off of the Property within thirty (30) days of such Adverse Judgment becoming final.

v)	The last paragraph of Section 9.1 of the Loan Agreement is amended to read as follows:

provided, however, (i) an item of Default listed in Section 9.1(a) shall not be deemed an Event of Default (except as provided below) until such default continues for five (5) days after Borrower or Guarantor, as applicable, has been provided with notice of such default (“Default Notice”) by Administrative Agent and/or Lenders in accordance with Section 12.2 below; (ii) any item of Default listed in Sections 9.1(b), (h), (j), (l), (n) and (q) shall not be deemed an Event of Default (except as provided below) until such default continues for thirty (30) days after Borrower or Guarantor, as applicable, has been provided a Default Notice by Administrative Agent and/or Lenders in accordance with Section 12.2 below; and (iii) any item of Default listed in Sections 9.1(e), (g), (i), (k), (m), (p) and (r) shall not be deemed an Event of Default (except as provided below) until such default continues for thirty (30) days after Borrower or Guarantor, as applicable, has been provided a Default Notice by Administrative Agent and/or Lenders in accordance with Section 12.2 below. If two (2) Default Notices have been given by Administrative Agent and/or Lenders in the twelve (12) month period after the Forbearance Effective Date preceding an item of Default listed in Sections 9.1(a)-(e) and (g)-(r), then there shall be no notice or cure period applicable to such item of Default.

w)	Exhibit H attached to this Forbearance Agreement is added to the Loan Agreement as Exhibit H.

x)	The following is added to Article X of the Loan Agreement:

10.6	Deed in Lieu of Foreclosure. (i) On the Forbearance Effective Date, Borrower shall execute and deliver to the Administrative Agent a deed in the form attached hereto as Exhibit H (“Deed in Lieu of Foreclosure”). Upon an Event of Default and acceleration of the Loans pursuant to Section 10.1, Administrative Agent and Lenders may, and Borrower hereby authorizes Administrative Agent and Lenders to, attach to the Deed in Lieu of Foreclosure the legal description(s) for all Residential Units and their corresponding Parking Units and appurtenant common elements comprising the Project against which the Deed of Trust is a lien, date the Deed in Lieu of Foreclosure effective the date of default and make any other additions to the Deed in Lieu of Foreclosure necessary to comply with recording requirements then in effect in the County of Fairfax, Virginia, and record the Deed in Lieu of Foreclosure. If requested by the Administrative Agent, Borrower shall promptly (a) re-execute the Deed in Lieu of Foreclosure and immediately deliver it to Administrative Agent; and/or (b) any affidavits and documents reasonably required for the Administrative Agent to obtain owner’s title insurance for the conveyed Units, and immediately deliver such affidavits and documents to the Administrative Agent. Provided Borrower has not (x) applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or a substantial part of its property, or made a general assignment for the benefit of creditors, (y) filed for, permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, or (z) consented to or acquiesced in any such involuntary case or proceeding, or provided that if any involuntary case or proceeding described in Section 10.6(i)(y) is filed, it is dismissed within sixty (60) days of filing, the recordation of the Deed in Lieu of Foreclosure shall be deemed full satisfaction and payment of the Loans and Guarantor shall be deemed automatically released from the Guaranty.

(ii) In the event the Administrative Agent exercises the remedy set forth in Section 10.6(i) and the Borrower becomes a debtor in any bankruptcy commenced under Title 11 of the U. S. Code prior to the recording of the Deed in Lieu of Foreclosure, the Borrower, as debtor, shall promptly file a motion in the bankruptcy proceeding to approve the transfer of the Units pursuant to Section 10.6(i) (or such higher offer received for the Units), or consent to a motion filed by the Administrative Agent or the Lenders to approve such transfer.

(iii) The Administrative Agent may refuse to exercise the remedy set forth in Section 10.6(i) only in the event the Borrower is unable to deliver clear title to the Units to be transferred by the Deed in Lieu of Foreclosure, as determined by the Administrative Agent in its reasonable discretion. In such an event, the Administrative Agent may promptly proceed to initiate foreclosure of the Units and Property pursuant to the Deed of Trust, or exercise any other remedies available to Administrative Agent and Lenders under the Loan Documents or at law or in equity. Borrower and Guarantor acknowledge and agree that pursuant to the terms of the Loan Documents, the Administrative Agent has the right to foreclose on the Units and Property and under applicable law, the Administrative Agent and the Lenders have the right to bid on the Units and Property at the foreclosure sale and purchase the Units and Property at the foreclosure sale. Borrower and Guarantor agree fully to cooperate with the Administrative Agent and the substitute trustee in foreclosing on the Units and Property, including without limitation by: (1) providing and/or making available to the Administrative Agent all appropriate data, records and documents in the possession, custody or control of the Borrower and Guarantor, pertaining to the Units and Property; and (2) responding promptly to all reasonable inquiries and requests from the Administrative Agent.

(iv) Borrower and Guarantor hereby grant authority to the Administrative Agent, its agents, employees, officers, attorneys, consultants and affiliates to disseminate, discuss and/or communicate with and contact any and all prospective purchasers at the foreclosure sale and to engage in such discussions, communications and other dialogues with such prospective purchasers as the Administrative Agent in its sole discretion deems appropriate. In connection with such discussions, communications and dialogues, the Administrative Agent is authorized, without limitation: (1) to disclose to prospective purchasers any and all information that the Administrative Agent in its sole judgment and discretion deems appropriate regarding the Loans including, but not limited to, any and all information regarding the existing balance of each Loan, the interest rate of each Loan, and other related information concerning the Loans; (2) to disclose to prospective purchasers any and all information relating to the Units and the Property; and (3) to take such other actions as the Administrative Agent may deem necessary or desirable to facilitate the sale of the Units and Property including, without limitation, contacting real estate brokers and prospective purchasers, preparing and disseminating advertising materials relating to the Units and Property, operating statements and financial information, and entering upon the Property for any purpose reasonably related to sale, including, without limitation, showing the Property to prospective purchasers or interested parties.

(v) Borrower and Guarantor covenant and agree not to oppose any foreclosure of the Units and Property, covenant and agree not to interpose any defenses to the Administrative Agent’s efforts to foreclose pursuant to this Article X and applicable law, and waive any defenses to foreclosure that they have or may have pursuant to applicable law and/or the Loan documents. Provided Borrower and Guarantor comply with the above provisions of this Section 10.6(v), and provided Borrower has not (x) applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or a substantial part of its property, or made a general assignment for the benefit of creditors, (y) filed for, permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, or (z) consented to or acquiesced in any such involuntary case or proceeding, or provided that if any involuntary case or proceeding described in Section 10.6(v)(y) is filed, it is dismissed within sixty (60) days of filing, the foreclosure of the Units and the Property shall be deemed full satisfaction and payment of the Loans and Guarantor shall be deemed automatically released from the Guaranty.

y)	The first sentence of Section 12.6(c) of the Loan Agreement is amended to read as follows:

Any Lender (an “Assignor”) may, in accordance with applicable Law and upon written notice to the Administrative Agent, at any time and from time-to-time assign to any Eligible Assignee or, with the consent of the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (each, an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, in form acceptable to Assignor and Assignee (an “Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of the Administrative Agent is required pursuant to the foregoing provisions, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Administrative Agent. In the event an assignment results in a party other than the Administrative Agent administering the Loan, the Administrative Agent shall provide notice of the Assignment and Acceptance, along with proper contact information, to the Borrower and Guarantor within three (3) business days of the Assignment and Acceptance.

z)	Section 3.4 of the Loan Agreement is amended to read as follows:

Pending Litigation. Except as disclosed on Exhibit C attached to this Agreement, no actions, suits, or proceedings (including condemnation or eminent domain proceedings) are pending or, to Borrower’s or Guarantor’s knowledge, threatened against or affecting Borrower, the Property, the Membership Interests, or any other assets subject to the Loan Documents. None of the items (if any) listed on Exhibit C will have a Material Adverse Effect.

aa)	Exhibit C of the Loan Agreement is replaced with Exhibit C attached to this Forbearance Agreement.

bb)	Section 3.5 of the Loan Agreement is amended to read as follows:

No Violation. There exists no violation, or default with respect to any of the Basic Agreements or of any mortgage, deed of trust, indenture or any other material contract, agreement or instrument applicable to Borrower, Guarantor, the Property, or the Membership Interests, or by which any of the foregoing is bound. The execution, delivery and performance of the Loan Documents will not result in any such violation, conflict or default, or result in the creation of any Lien on any of the assets of Borrower or Guarantor, other than the Permitted Exceptions and Liens in favor of Lenders.

cc)	Section 3.8 of the Loan Agreement is amended to read as follows:

Truth of Financial Statements; Financial Condition Warranty. Any Financial Statements delivered to Administrative Agent and/or Lenders by Borrower or Guarantor prior to or after the date of this Agreement: (a) are materially true, correct and complete and (b) fairly present in a manner internally consistent and consistent with prior statements submitted to Administrative Agent and/or Lenders the respective financial conditions of the subjects thereof and for the periods referenced therein. Borrower further warrants that except as disclosed to Administrative Agent in writing, Borrower is not currently a party to any material pending litigation or administrative proceedings, or subject to any judicial or non-judicial orders or consent agreements, except as set forth on Exhibit C. All financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

dd)	The Table of Exhibits to the Loan Agreement is amended to read as follows:

Appendix A – Definitions and Interpretation

Exhibit A – The Property

Exhibit B – The Note

Exhibit C – Pending Litigation

Exhibit D – Ownership Chart

Exhibit E – Intentionally Deleted

Exhibit F – Cure Deed

Exhibit G – Form of Condominium Contract

Exhibit H – Deed in Lieu of Foreclosure

ee)	The following definitions in Appendix A of the Loan Agreement shall be amended to read as follows:

“Maturity Date” shall have the meaning set forth in Section 2.2(f).

“Minimum Unit Settlements” means with respect to each calendar quarter during which the Loans are outstanding, the minimum cumulative number of Residential Units closed by the end of each calendar quarter as set forth in Section 6.7(j).

“Loan Documents” means this Agreement, any Note, the Deed of Trust, the Environmental Indemnity Agreement, the Limited Guaranty, the Completion Guaranty, the Pledge Agreement, the Collateral Assignment of Developer’s Rights, the UCC Financing Statements, any forbearance agreement entered into by Borrower, Guarantor and Administrative Agent relating to the Loans, and any other document evidencing, pertaining to or securing the Loans which Administrative Agent or Lenders may require to be executed and delivered by Borrower, Guarantor or any Affiliate thereof from time to time, as each of the same shall be amended, restated, modified, replaced or supplemented from time to time.

“Material Adverse Effect” means an event occurring subsequent to the Closing Date which has the effect of impairing the validity of the security interest in the Property.

“Net Sales Price” means with respect to the sale of any Unit (A) the Base Purchase Price for such Unit plus Upgrades and any costs associated with the purchase of a Parking Unit, less (B) customary closing costs both paid by Borrower and paid by the Borrower on behalf of the Unit buyer, reasonable warranty reserves (not to exceed $750.00), brokerage commissions (including a 1.5% internal sales commissions paid to Borrower’s sales agent), expenses and prorations paid by Borrower as shown on the RESPA statement for such sale and approved by Administrative Agent, and the costs to convert the Unit.

“NOI” means, for any applicable period, Gross Operating Income minus Interest to be paid pursuant to the Agreement, all amounts to be paid pursuant to Section 5.2, and Operating Expenses.

“Tax and Insurance Reserve Account” shall be renamed “Tax, HOA and Insurance Reserve Account” and shall mean an account for the payment of Real Estate Taxes, HOA Fees and Insurance Premiums to be established and applied as set forth in Section 5.2.

“Tax and Insurance Reserve Fund” shall be renamed “Tax, HOA and Insurance Reserve Fund” and shall have the meaning ascribed thereto in Section 5.2(a).

ff)	The following definitions shall be added to Appendix A of the Loan Agreement:

“Average Debt Per Unit” shall mean the then current balance due under the Loans including all accrued PIK Interest divided by the total number of Residential Units then subject to the lien of the Deed of Trust.

“closed” or “settled” shall mean with respect to a Unit, that settlement has occurred, title to the Unit has been transferred and funds disbursed by the settlement agent in accordance with the applicable fully executed HUD-1.

“Forbearance Effective Date” shall mean January 27, 2009.

“HOA Fees” means all fees, dues and annual assessments, regular or special, which are levied, assessed, made, imposed or charged on or against the Property by the condominium association for the Project.

6. Modification of Guarantys.

Provided the Borrower timely satisfies all of the terms, conditions and requirements set forth in Sections 1-4 of this Forbearance Agreement, the Guaranty from and after the Forbearance Effective Date is hereby modified as follows:

a) Section 2(b)(i) of the Guaranty is amended to read as follows:

if Borrower files a voluntary bankruptcy petition under any section or chapter of the Bankruptcy Code or any similar law or regulation or is a party to a collusive involuntary bankruptcy petition or any receivership proceedings in which Borrower is the debtor, or the making of an assignment for the benefit of its creditors by Borrower, or the filing of a case or proceeding by Borrower for its dissolution or liquidation;

b) Provided the Borrower timely satisfies all of the terms, conditions and requirements set forth in Sections 1-4 of this Forbearance Agreement, the Completion Guaranty from and after the Forbearance Effective Date is of no further force and effect.

7. Additional Guarantor Obligations. Guarantor hereby absolutely, irrevocably, and unconditionally guarantees, as a principal obligor and not as a surety, to the Administrative Agent and the Lenders (i) the payment of all costs incurred in connection with all construction and improvements undertaken by Borrower at the Property, and (ii) to keep the Property free and clear of all claims for mechanic’s and materialmen’s liens.

8. Forbearance.

Conditioned upon Borrower’s full, faithful and timely performance under this Forbearance Agreement and the Loan Documents, the Administrative Agent and Lenders hereby agree that so long as the Borrower and Guarantor comply with the terms of this Forbearance Agreement and the Loan Documents, for the period commencing on the Forbearance Effective Date and continuing until the Maturity Date under the Loan Agreement (the “Forbearance Period”), and except as provided below, Lender will not, solely with respect to the Existing Defaults:

a)	Institute foreclosure proceedings against any property pledged as security for the Loans; or

b)	Pursue or institute any other remedies, legal and/or equitable, against the Borrower or the Guarantor in connection with the Loans.

On or after the Maturity Date (without further notice to the Borrower or the Guarantor) or upon the occurrence of any Event of Default under this Forbearance Agreement, or any of the Loan Documents (whichever occurs first), the Forbearance Period will terminate, and the Administrative Agent, in its sole discretion, may declare any or all of the Loans to be in default, institute foreclosure proceedings against any encumbered property and/or pursue its remedies legal and equitable, against the Borrower and Guarantor.

9. Dismissal of Litigation/Cancellation of Foreclosure Sale. On the Forbearance Effective Date, Borrower and Guarantor shall endorse an order in the form attached hereto as Exhibit B (“Order”) dismissing with prejudice that certain action filed by Borrower and Guarantor against Administrative Agent in the Circuit Court of Fairfax County, Virginia (“Court”), Case No. 200816874 (“Lawsuit”) and immediately submit the Order to the Court for entry and take all such further action as may be required for the dismissal of the Lawsuit with prejudice. On the Forbearance Effective Date, Administrative Agent and Lenders shall cancel the foreclosure sale originally noticed for January 22, 2009 and thereafter continued for a period of thirty days, and provide Borrower and Guarantor with such evidence of the cancellation as their attorneys shall reasonably request.

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10. Discounted Payoff. Borrower may, at Borrower’s sole option, pay off the Loans through a cash payment (“Discounted Payoff”), which Lenders and Administrative Agent hereby acknowledge and deem acceptable, as set forth below:

Number of Days from the Forbearance Effective Date in which to Make the Discounted Payoff	Amount of Discounted Payoff
0-60	$11,700.000
61-90	12,200,000
91-120	12,500,000

In the event that Borrower makes the required Discounted Payoff in a timely manner, all rights and interests of the Lenders and Administrative Agent in the Residential Units and to the Property shall cease, and all rights and obligations of the Borrower, Guarantor, Lenders, and Administrative Agent under this Forbearance Agreement and under the Loan Documents shall be released and deemed satisfied. In such event, Administrative Agent and Lenders shall execute a deed of release for recordation prepared by Borrower and to be recorded by Borrower, at Borrower’s sole cost and expense, in form reasonably acceptable to Administrative Agent.

11. No Waiver by Lender.

Borrower and Guarantor each represent, warrant and agree that:

a) Administrative Agent and Lenders have not waived and, by entering into this Forbearance Agreement, do not waive any existing default or any default which may occur subsequent to execution of this Forbearance Agreement; and

b) Administrative Agent and Lenders have not waived and, by entering into this Forbearance Agreement, do not waive any of their respective remedies against the Borrower or the Guarantor.

12. General Release of Claims.

a) For any time in the past up to and including the Forbearance Effective Date hereof, Borrower and Guarantor each represent and warrant that they, individually and/or collectively, have no claims, defenses, actions or causes of action or set offs of any kind or nature which they, individually and/or collectively can assert against the Administrative Agent or any Lender in connection with the Loans, this Forbearance Agreement, the Loan Agreement or any other Loan Document .

b) IN THE EVENT BORROWER OR THE GUARANTOR, INDIVIDUALLY AND/OR COLLECTIVELY HAVE ANY CLAIMS, DEFENSES, ACTIONS OR CAUSES OF ACTION OR SET OFFS OF ANY KIND OR NATURE, KNOWN OR UNKNOWN, FOR ANY TIME IN THE PAST UP TO AND INCLUDING THE FORBEARANCE EFFECTIVE DATE HEREOF, WHICH THEY INDIVIDUALLY AND/OR COLLECTIVELY NOW OR HEREAFTER MAY ASSERT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER, IN CONNECTION WITH THE LOAN AGREEMENT, DEED OF TRUST OR ANY OTHER LOAN DOCUMENT AND/OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF THIS FORBEARANCE AGREEMENT, THE LOAN AGREEMENT, DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, THEN BY EXECUTING THIS FORBEARANCE AGREEMENT, THEY FOREVER WAIVE AND RELINQUISH THEM.

13. Default.

The following shall constitute Events of Default:

a) Failure by Borrower to make any payments on the Loans in accordance with the terms of this Forbearance Agreement and the Loan Documents;

b) Failure by Borrower or Guarantor to perform any term, covenant or agreement in this Forbearance Agreement that continues uncured for three (3) business days after Borrower or Guarantor, as applicable, has been provided notice by Administrative Agent and/or Lenders in accordance with Section 25 hereof.;

c) Failure by Borrower or Guarantor to perform any term, covenant or agreement in the Loan Documents that constitutes an Event of Default thereunder;

d) Failure by any Borrower or Guarantor to perform any term, covenant or agreement contained in any of the Loan Documents that constitutes an Event of Default thereunder not modified by this Forbearance Agreement.

If an Event of Default shall occur, the Administrative Agent may declare the Loans to be in default and declare the entire amount then outstanding, including all interest, late charges and all other amounts owing, to be immediately due and payable without regard to any previously agreed maturity date or the Forbearance Period. Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent and the Lenders shall have the right to institute foreclosure proceedings under the Deed of Trust and to sell and dispose of any collateral given to secure the Loans, upon such terms and in such manner as the Administrative Agent or the Lenders deems advisable, consistent with the Loan Documents. Such action by the Administrative Agent or the Lenders shall not be exclusive of any other remedy available to them.

14. Conflict Between Documents.

In the event that there is any conflict between the terms and provisions of the Loan Documents and any one or more of the terms and conditions of this Forbearance Agreement or of any documents executed pursuant hereto, the terms and conditions of this Forbearance Agreement and the documents executed pursuant hereto shall supersede and control the terms of the Loan Document in conflict herewith.

15. Time is of the Essence.

Time is of the essence as to all of the obligations of the parties under this Forbearance Agreement and the Loan Documents.

16. Applicable Law.

This Forbearance Agreement shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia.

17. Further Assurances.

The parties hereto agree to execute, acknowledge and deliver such other documents and to provide such other information as may be reasonably necessary and/or required in order to fully consummate the transactions which are the subject hereof. The Borrower and Guarantor agree to promptly execute and deliver any documents the Administrative Agent or the Lenders may reasonably believe to be necessary or required to fully perfect Lender’s interests in any and all collateral provided for in any of the Loan Documents.

18. Binding Effect.

This Forbearance Agreement and the respective covenants, provisions, terms, conditions and agreements herein contained together with the Loan Documents, shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal successors and assigns.

19. Entire Agreement.

This Forbearance Agreement and the documents to be executed pursuant hereto and the Loan Documents constitute the entire agreement between the parties hereto with regard to the subject matter addressed herein. Borrower and Guarantor acknowledge and agree that all prior discussions, negotiations and correspondence between the parties relating to the subject matter hereof are hereby merged into this Forbearance Agreement and that there are no other oral, written or other agreements of any nature whatsoever between the parties with respect to the subject matter hereof other than those documents specifically referred to in this Forbearance Agreement, the Exhibits hereto and in the Loan Documents.

20. Modifications and Waiver.

No modification or waiver of any of the provisions of this Forbearance Agreement or the Loan Documents, and no consent by any party to any departure therefrom shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized representative of all parties, and the same shall then be effective only for the period and on the conditions and for the specific instance and purposes specified in such writing. No waiver of any breach or default shall be deemed to be a waiver of any breach or default thereafter occurring. No omission or delay by any party in exercising any right or power hereunder or under any Loan Document shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein.

21. Severability.

Should any one or more of the provisions contained in this Forbearance Agreement or the Loan Documents be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any of the remaining provisions contained therein shall not in any way be affected or impaired thereby.

22. Successors and Assigns.

This Forbearance Agreement and the respective covenants, provisions, terms, conditions and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Whenever in this Forbearance Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included, and all covenants and conditions contained in this Forbearance Agreement by or on behalf of a party shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not. This paragraph shall in no manner be construed to confer upon Borrower or Guarantor any right to assign any of their rights and obligations hereunder.

23. Number and Gender.

Words which import one gender shall be applied to any gender where appropriate or whenever the context of this Forbearance Agreement requires, words of the singular number shall include the plural and vice versa.

24. Counterparts.

This Forbearance Agreement may be executed in one or more counterparts, and all such executed counterparts shall contain one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signators to the original or the same counterpart.

25. Notices.

All notices, requests, demands or other communications provided for herein shall be made pursuant to the Loan Documents.

26. Agreement to Lifting of Automatic Stay.

Borrower and Guarantor agree that in the event Borrower shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (b) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender immediately shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies available to it under the Loan Documents and Borrower and Guarantor each waive any right to object and agree not to object to any motion by the Administrative Agent and/or the Lenders for relief from the automatic stay. It is understood and agreed by the Borrower and Guarantor that this provision was a negotiated and bargained for condition of the Administrative Agent and the Lenders and that they would not have agreed to the terms of this Forbearance Agreement if this provision had not been included.

27. WAIVER OF JURY TRIAL/SUBMISSION TO JURISDICTION.

a) TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER, GUARANTOR, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FORBEARANCE AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR DEFENSE ASSERTING THAT THIS FORBEARANCE AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS FORBEARANCE AGREEMENT.

b) IN ADDITION TO ANY OTHER PROPER JURISDICTION AND VENUE PROVIDED FOR IN THE LOAN DOCUMENTS, BORROWER AND GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, CONSENT TO AND SUBMIT TO PERSONAL JURISDICTION AND VENUE OF ANY LITIGATION CONCERNING OR RELATING TO THIS FORBEARANCE AGREEMENT IN THE CIRCUIT COURT OF FAIRFAX COUNTY AND/OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, AND BORROWER AND GUARANTOR AGREE THAT SUCH JURISDICTION AND VENUE ARE PROPER.

28. Power and Authority.

Each of the parties to this Forbearance Agreement warrants that it has full power and authority to enter into, execute, deliver and perform this Forbearance Agreement, and that no consent, license, approval, authorization, registration or declaration with any court, governmental authority or any other person or entity is required in connection with the execution, delivery, performance, validity and enforceability of this Forbearance Agreement or the documents to be executed in connection herewith.

29. Representation by Counsel.

BORROWER AND GUARANTOR EACH ACKNOWLEDGE AND AGREE THAT THEY HAVE HAD THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL OF THEIR CHOICE AND HAVE BEEN ADVISED TO SEEK INDEPENDENT LEGAL COUNSEL, THEY HAVE REVIEWED THIS FORBEARANCE AGREEMENT AND HAVE BEEN FULLY ADVISED OF ITS CONTENTS AND THE MEANING THEREOF. BORROWER AND GUARANTOR FURTHER REPRESENT THAT THEY ARE SIGNING THIS FORBEARANCE AGREEMENT VOLUNTARILY AND WITH FULL UNDERSTAND OF ITS CONTENTS AND MEANING.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

WITNESS the following signatures and seals as of the date first above written.

BORROWER: COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, Its Manager

	By:	(SEAL)
Name:
Title:

STATE OF ____________

CITY/COUNTY OF ____________________, to-wit:

I, _______________________, a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that ______________, ______________ of Comstock Homebuilding Companies, Inc., the Manager of Comstock Penderbrook, L.C., whose name as such is signed to the foregoing instrument bearing date on the 27th day of January, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this _____________ day of January, 2009.

Notary Public

My Commission Expires: __________________________

Notary No. ____________________

[signatures continue on the following page]

GUARANTOR: COMSTOCK HOMEBUILDING COMPANIES, INC. a Delaware corporation

By:	(SEAL)
Name:
Title:

STATE OF ____________

CITY/COUNTY OF ____________________, to-wit:

I, _________________, a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that ______________, ______________ of Comstock Homebuilding Companies, Inc., whose name as such is signed to the foregoing instrument bearing date on the 27th day of January, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this _________________ day of January, 2009.

Notary Public

My Commission Expires: ______________________

Notary No. ________________

[signatures continue on the following page]

ADMINISTRATIVE AGENT: GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent

By:	(SEAL)
Name:
Title:

STATE OF ____________

CITY/COUNTY OF ________________, to-wit:

I, _______________________, a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that ______________, ______________ of Guggenheim Corporate Funding, LLC, whose name as such is signed to the foregoing instrument bearing date on the 27th day of January, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this _______________ day of January, 2009.

Notary Public

My Commission Expires: ________________________

Notary No. _______________________

[signatures continue on the following page]

LENDER:

ORPHEUS FUNDING LLC

By:	Guggenheim Investment Management, LLC, its Manager

	By:	(SEAL)
Name:
Title:

STATE OF ____________

CITY/COUNTY OF _______________________, to-wit:

I, _________________________, a Notary Public in and for the City/County and Sate aforesaid, do hereby certify that ______________, ______________ of Guggenheim Investment Management, LLC., the Manager of Orpheus Funding LLC, whose name as such is signed to the foregoing instrument bearing date on the 27th day of January, 2009, has acknowledged the same before me in my City/County and State aforesaid.

GIVEN under my hand and seal this ______________ day of January, 2009.

Notary Public

My Commission Expires: _____________________

Notary No. __________________

EXHIBIT A

See attached four (4) letters from LeClairRyan to Comstock Penderbrook, L.C. dated August 20, 2008, October 1, 2008, October 15, 2008 and November 19, 2008.

EXHIBIT B

V I R G I N I A:

IN THE CIRCUIT COURT OF FAIRFAX COUNTY

COMSTOCK PENDERBROOK, L.C.,	)
ET. AL.	)
Plaintiffs,	)
)
v.	)	Case No. 2008-16874
)
GUGGENHEIM CORPORATE FUNDING,	)
LLC	)
Defendant.	)

FINAL ORDER OF DISMISSAL

THIS CAUSE came before this Court upon the joint representations of counsel for Plaintiffs Comstock Penderbrook, L.C. and Comstock Homebuilding Companies, Inc. (“Plaintiffs”) and counsel for Defendant Guggenheim Corporate Funding, LLC, (“Defendant”) that the matters at issue between them as expressed in Plaintiff’s Complaint filed in this case have been compromised, agreed and settled.

UPON CONSIDERATION WHEREOF, it appearing to the Court that the claims set forth in Plaintiff’s Complaint filed herein against Defendant have been settled, compromised and agreed, and that Plaintiffs’ Complaint should be dismissed with prejudice, all as evidenced by the signatures below, it is therefore

ORDERED, that Plaintiff’s Complaint be and is hereby DISMISSED WITH PREJUDICE.

THIS CAUSE IS ENDED.

Entered this ____ day of January, 2009.

Circuit Court Judge

WE ASK FOR THIS:

Rodney H. Glover (VSB# 17780)

Brian Walsh (VSB # 73508)

WILEY REIN LLP

1776 K Street, N.W.

Washington, D.C. 20006

(202) 719-7381/7469

(202) 719-7049 (facsimile)

Counsel for Plaintiffs, Comstock Penderbrook, L.C.

And Comstock Homebuilding Companies, Inc.

R. Scott Caulkins (VSB #23584)

LeCLAIR RYAN, A Professional Corporation

225 Reinekers Lane, Suite 700

Alexandria, Virginia 22314

703-684-8007

703-684-8075 (facsimile)

Ray W. King (VSB#22253)

LeCLAIR RYAN, A Professional Corporation

999 Waterside Drive, Suite 2525

Norfolk, Virginia 23510

757-441-8929

757-624-3773 (facsimile)

Counsel for Defendant, Guggenheim Corporate Funding, LLC

EXHIBIT C

Pending or Potential Litigation as of the Forbearance Effective Date

Network Multifamily Security Corporation. v. Comstock Penderbrook, L.C. (“Comstock”)

Jurisdiction: General District Court of Fairfax County, Virginia served on or about January 15, 2009

Amount in Controversy: $66,659.04

Plaintiff, a company previously providing security monitoring service for the Penderbrook Condominium owned by Comstock, has filed a claim for breach of contract for failure to pay for security monitoring services. The vendor was replaced by a competing vendor due to inadequate performance. Comstock intends to defend this claim.

EXHIBIT F

Prepared By:	Consideration: _____________________
[insert firm name and address]	Tax ID/GPIN: ______________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of this ____ day of ___________ 200_, by and between COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company (“Grantor”), and GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent (“Grantee”), having a mailing address of 135 East 57th Street, New York, New York, 10022.

W I T N E S S E T H:

That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor does hereby grant and convey, with SPECIAL WARRANTY OF TITLE unto Grantee the property located in the County of Fairfax, Virginia as described on Exhibit A attached hereto and made a part hereof (the “Property”).

This conveyance is made subject to all easements, conditions and restrictions of record insofar as they may lawfully affect the Property.

WITNESS the following signature and seal.

GRANTOR:

COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

	By:		(SEAL)
Name:
Title:

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF ______________, to-wit:

The foregoing instrument was acknowledged before me this ______ day of _________, 20___, by ________________________, in his capacity as ____________________ of Comstock Homebuilding Companies, Inc., a Delaware corporation, the manager of Comstock Penderbrook, L.C., a Virginia limited liability company, on behalf of said limited liability company. _____________ is personally known to me or has produced his driver’s license as identification.

Notary Public

My Commission Expires: ____________________

Notary Registration No.: _____________________

[affix seal]

EXHIBIT A

LEGAL DESCRIPTION

(Blanks to be completed upon determination of Units to be conveyed)

Units ___________, and Limited Common Element Parking Spaces ___________, Phase ______, [if there are Units in more than one Phase, repeat the previous line], all a part of PENDERBROOK SQUARE, A CONDOMINIUM, as shown on the plat attached to the Declaration recorded in Deed Book 17380 at page 948, as amended by Amendment to Condominium Instruments recorded in Deed Book 17380 at page 1989, corrected in Corrective Amendment to Condominium Instruments recorded in Deed Book 17401 at page 1895 and further corrected in Deed Book 17450 at page 1600, all among the land records of Fairfax County, Virginia.

TOGETHER WITH an undivided percentage interest appurtenant to the Unit in all Common Elements of said Project, as described in said Declaration and subsequent amendments.

TOGETHER WITH the right of ingress and egress from said property and right to use, for all proper purposes in common with Declarant, its successors and assigns, and all other occupants from time to time, any and all portions of the Condominium designated by statute and the Declaration as General Common Elements.

SUBJECT TO the reservations, restrictions on use and all covenants and obligations set forth in said Declaration recorded in Deed Book 17380 at page 948, among the said land records, and set forth in the By-Laws of the Unit Owners Association attached thereto, as it may be amended from time to time; all of which restrictions, conditions, assessments and all other covenants are incorporated herein by reference, and which shall be binding on each grantee and their successors, heirs and assigns.

EXHIBIT H

Prepared by and after                                                                                       Consideration: [insert amount]

recording return to:

[insert firm name and address]

Tax Parcel Id. Nos: [insert numbers]

THIS DEED, made and entered into effective this _______ day of _____________, 20__, by and between COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company, GRANTOR, and GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent, GRANTEE, whose mailing address is 135 East 57th Street, New York, New York, 10022.

W I T N E S S E T H :

WHEREAS, the title to the real property described on Exhibit “A” attached hereto (“the Property”) is vested in fee simple in the Grantor; and

WHEREAS, the Property is subject to a lien of that certain Amended and Restated Deed of Trust With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded in the Clerk’s Office of the Circuit Court of the County of Fairfax, Virginia, in Deed Book 19143, at Page 257 (“Deed of Trust”); and

WHEREAS, the loan agreement (“Loan Agreement”) evidencing the obligations secured by said Deed of Trust is owned and held by the Grantee, as Administrative Agent; and

WHEREAS, the Grantor, being unable to pay the obligations set forth in the Loan Agreement, has requested the Grantee accept this Deed in satisfaction of said obligations and the underlying Deed of Trust, and the Grantee, as evidenced by its signing this Deed, has acceded to said request.

NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) cash in hand paid, and other good and valuable consideration the receipt of which is hereby acknowledged, and except as set forth below, the Grantor grants and conveys with SPECIAL WARRANTY OF TITLE unto the Grantee the Property.

This Deed is given as an absolute conveyance of legal and beneficial title to the Property to the Grantee and of all redemption rights which the Grantor may have therein, and not as a deed of trust or security interest of any kind, the Grantor having sold the Property to the Grantee for a fair and adequate consideration, such consideration being full satisfaction of the obligations set forth in the Loan Agreement, the Grantor’s obligations under the Deed of Trust, and the release of certain parties heretofore guaranteeing the Grantor’s obligations under the Loan Agreement and Deed of Trust.

In executing this Deed, the Grantor is not acting under any misapprehension as to the effect thereof, any duress, any undue influence, or any misrepresentation by the Grantee or its representatives, agents or attorneys; and the Grantee acknowledges that this Deed is not given as a preference over other creditors of the Grantor, but rather in lieu of foreclosure of the Deed of Trust.

This conveyance is made subject to the conditions, restrictions, easements and reservations of record, if any, affecting the Property and constituting constructive notice.

[Remainder of page intentionally left blank. Signature pages follow.]

[Signature page to Deed from Comstock Penderbrook, L.C. to

Guggenheim Corporate Funding, LLC, as Administrative Agent]

WITNESS the following signatures and seals:

GRANTOR: COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

	By:		(SEAL)
Name:
Title:

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF ______________, to-wit:

The foregoing instrument was acknowledged before me this ______ day of _________, 20___, by ___________________, in his capacity as ____________________ of Comstock Homebuilding Companies, Inc., a Delaware corporation, the manager of Comstock Penderbrook, L.C., a Virginia limited liability company, on behalf of said limited liability company. _____________ is personally known to me or has produced his driver’s license as identification.

Notary Public

My Commission Expires: ____________________

Notary Registration No.: _____________________

[affix seal]

[Signatures continue on the following page.]

[Signature page to Deed from Comstock Penderbrook, L.C. to

Guggenheim Corporate Funding, LLC, as Administrative Agent]

ACCEDED TO BY: GUGGENHEIM CORPORATE FUNDING, LLC

By:		(SEAL)
Name:
Title:

STATE OF NEW YORK

CITY/COUNTY OF ______________, to-wit:

The foregoing instrument was acknowledged before me this _____ day of ________________, 20__ by ___________________ in his capacity as __________________________ of Guggenheim Corporate Funding, LLC, on behalf of said limited liability company. ________________________ is personally known to me or has produced his driver’s license as identification.

Notary Public

My Commission Expires: ______________________

[affix seal]

EXHIBIT “A”

LEGAL DESCRIPTION

(Blanks to be completed upon determination of Units to be conveyed)

Units ___________, and Limited Common Element Parking Spaces ___________, Phase ______, [if there are Units in more than one Phase, repeat the previous line], all a part of PENDERBROOK SQUARE, A CONDOMINIUM, as shown on the plat attached to the Declaration recorded in Deed Book 17380 at page 948, as amended by Amendment to Condominium Instruments recorded in Deed Book 17380 at page 1989, corrected in Corrective Amendment to Condominium Instruments recorded in Deed Book 17401 at page 1895 and further corrected in Deed Book 17450 at page 1600, all among the land records of Fairfax County, Virginia.

TOGETHER WITH an undivided percentage interest appurtenant to the Unit in all Common Elements of said Project, as described in said Declaration and subsequent amendments.

TOGETHER WITH the right of ingress and egress from said property and right to use, for all proper purposes in common with Declarant, its successors and assigns, and all other occupants from time to time, any and all portions of the Condominium designated by statute and the Declaration as General Common Elements.

SUBJECT TO the reservations, restrictions on use and all covenants and obligations set forth in said Declaration recorded in Deed Book 17380 at page 948, among the said land records, and set forth in the By-Laws of the Unit Owners Association attached thereto, as it may be amended from time to time; all of which restrictions, conditions, assessments and all other covenants are incorporated herein by reference, and which shall be binding on each grantee and their successors, heirs and assigns.